Exhibit 99.1

Media and Investor contact:

Christopher Bona

Head of Communications

312.292.5052

investorinfo@ryerson.com

RYERSON REPORTS FOURTH QUARTER AND

FULL-YEAR 2015 RESULTS

Strong Execution Generates Robust Cash Flows, Reduces Debt and

Enhances Competitive Position

2015 Highlights and 2016 Outlook:

•	Generated operating cash flows of $259 million.

•	Reduced debt $225 million, or 18 percent, including $60 million of notes repurchased.

•	Achieved plan to reduce expenses at an annualized rate of $20 million and realized $10 million from the sale of non-core assets and settlements.

•	Expect strong execution to continue in Q1 2016, resulting in favorable year over year and sequential Adjusted EBITDA, excluding LIFO comparables.

CHICAGO – March 9, 2016 – Ryerson Holding Corporation (NYSE: RYI), a leading distributor and processor of metals, today reported results for the fourth quarter and full-year 2015.

“Despite one of the harshest and most difficult metals environments we have seen in terms of magnitude and duration, Ryerson continued making impressive strides in its transformation as seen in our year and quarter results and our Q1 2016 outlook. While the industry has seldom been worse, Ryerson has never been better as seen through our cost reduction actions, our working capital management, cash generation and industry market share gains. Although difficult conditions in the industry persist as shown in various metrics such as Institute of Supply Management readings, Chicago Purchasing Manager Index, and industry shipments for January, my Ryerson colleagues continue building a better Ryerson regardless of business conditions. I want to thank each and every Ryerson teammate for rowing through this turbulence unfailingly with passion, purpose, intelligence and grit,” said Eddie Lehner, Ryerson’s president and chief executive officer.

2015 Results

Revenues for 2015 were $3.2 billion, down 12.6 percent from 2014, comprised of a 6.7 percent reduction in the average selling price per ton and a 6.3 percent decline in tons shipped. For reference, MSCI shipments contracted year over year by 8%.

Gross margin was 17.9 percent for 2015, compared to 16.4 percent for 2014. Included in cost of materials sold was LIFO income, net of $59.5 million for 2015 and LIFO expense of $42.3 million for 2014. Gross margin, excluding LIFO was 16.0 percent for 2015 compared to 17.6 percent for 2014. A reconciliation of gross margin, excluding LIFO to gross margin is included below in this news release.

Warehousing, delivery, selling, general and administrative expense was $450.8 million in 2015, compared with $509.2 million in 2014. Excluding Initial Public Offering (IPO)-related expenses of a $25.0 million charge to terminate the advisory services agreement with Platinum Equity and $7.7 million of compensation expense from the year-ago period, warehousing, delivery, selling, general and administrative expense was down 5.4 percent year-over-year.

Net loss attributable to Ryerson Holding Corporation was $0.5 million, or a loss of $0.02 per share for 2015, compared to a loss of $25.7 million, or a loss of $1.01 per share for 2014. Excluding asset impairment charges, net income attributable to Ryerson Holding Corporation was $14.3 million or $0.45 per share, for 2015. Net income attributable to Ryerson Holding Corporation in 2014 was $11.6 million, or $0.46 per share, excluding the aforementioned IPO-related expenses as well as $12.4 million of debt redemption expenses. A reconciliation of net income attributable to Ryerson Holding Corporation and earnings per share, excluding impairment charges on assets and IPO-related and debt redemption charges, to net loss attributable to Ryerson Holding Corporation is included below in this news release.

Adjusted EBITDA, excluding LIFO, net was $109.0 million for 2015, compared to $217.5 million for 2014. A reconciliation of Adjusted EBITDA, excluding LIFO net to net income attributable to Ryerson Holding Corporation is included below in this news release.

Expense Control and Working Capital Management

In the third quarter 2015 earnings release, Ryerson announced an expense reduction initiative. The company achieved its plan to capture annualized expense savings of $20 million and realized proceeds of $10 million from the sales of non-core assets and settlements.

During 2015, Ryerson reduced its inventories $183 million, or 25 percent, and generated cash flow from operations of $259 million. “Strong working capital management and operating cash flows enabled the company to reduce debt $225 million, or 18 percent,” stated Erich Schnaufer, Ryerson’s chief financial officer.

Fourth Quarter 2015 Results

Revenues for the fourth quarter of 2015 were $668.8 million, down 23.0 percent from the fourth quarter of 2014 and down 15.3 percent from the third quarter of 2015. On a year-over-year basis, average selling price per ton fell 17.7 percent while tons shipped per day declined 6.4 percent. Sequentially, tons per day declined 6.0 percent and the average selling price per ton declined 5.5 percent.

Gross margin was 15.2 percent for the fourth quarter of 2015, compared to 19.0 percent for the third quarter of 2015 and 16.4 percent for the fourth quarter of 2014. The fourth quarter of 2015 cost of materials sold included $10.8 million of LIFO expense, consisting of $18.1 million of LIFO income and a lower of cost or market charge of $28.9 million.

Gross margin, excluding LIFO, net was 16.8 percent for the fourth quarter of 2015, compared to 16.3 percent for the third quarter of 2015 and 16.4 percent for the fourth quarter of 2014. A reconciliation of gross margin, excluding LIFO, net to gross margin is included below in this news release.

Warehousing, delivery, selling, general and administrative expense was $107.4 million for the fourth quarter of 2015, down from $112.8 million for the third quarter of 2015 and $117.1 million for the fourth quarter of 2014.

Net loss attributable to Ryerson Holding Corporation was $20.5 million, or a loss of $0.64 per share during the fourth quarter of 2015, compared to net income attributable to Ryerson Holding Corporation of $4.8 million, or $0.15 per share during the fourth quarter of 2014, and $6.7 million, or $0.21 per share, during the third quarter of 2015. Excluding the asset impairment charges, net loss attributable to Ryerson Holding Corporation was $14.8 million, or a loss of $0.46 per share, for the fourth quarter of 2015.

Adjusted EBITDA, excluding LIFO, net was $14.2 million in the fourth quarter of 2015, compared to $40.1 million in the year-ago period and $29.7 million in the third quarter of 2015.

First Quarter 2016 Outlook

“While industry metal prices and year over year shipments remain at depressed and declining levels, there are signs of stabilization,” said Lehner. “Ryerson’s execution around its business model continues to drive confidence in our performance. With expected gross margin improvement, ongoing expense control and continued market share gains, we anticipate the first quarter of 2016 Adjusted EBITDA, excluding LIFO to exceed the fourth quarter of 2015 results and first quarter 2015 levels.”

Fourth Quarter 2015 Business Metrics

	Fourth Quarter 2015	Third Quarter 2015	Fourth Quarter 2014	Sequential Quarter Change	Year-Over-Year Change
Tons shipped (In thousands)	441	492	471	-10.4%	-6.4%

Average selling price/ton	$1,517	$1,606	$1,844	-5.5%	-17.7%
Average cost/ton	1,287	1,301	1,542	-1.1%	-16.5%
Average cost/ton, excluding LIFO, net	1,263	1,344	1,541	-6.0%	-18.0%

Fourth Quarter 2015 Major Product Metrics

	Tons Shipped (Tons in thousands)					Average Selling Price per Ton Shipped
	Fourth Quarter 2015	Third Quarter 2015	Fourth Quarter 2014	Sequential Quarter Change	Year- Over- Year Change	Sequential Quarter Change	Year-Over- Year Change
Carbon steel	343	384	363	-10.7%	-5.5%	-5.1%	-17.0%
Aluminum	42	49	48	-14.3%	-12.5%	-4.0%	-8.8%
Stainless steel	54	57	57	-5.3%	-5.3%	-8.8%	-24.7%

	Net Sales (Dollars in millions)
	Fourth Quarter 2015	Third Quarter 2015	Fourth Quarter 2014	Sequential Quarter Change	Year-Over-Year Change
Carbon steel	$346	$408	$441	-15.2%	-21.5%
Aluminum	158	192	198	-17.7%	-20.2%
Stainless steel	152	176	213	-13.6%	-28.6%

Full-year 2015 Business Metrics

	2015	2014	Year-Over-Year Change
Tons shipped (In thousands)	1,897	2,024	-6.3%

Average selling price/ton	$1,670	$1,790	-6.7%
Average cost/ton	1,371	1,497	-8.4%
Average cost/ton, excluding LIFO, net	1,402	1,476	-5.0%

Full-year 2015 Major Product Metrics

	Tons Shipped (Tons in thousands)			Average Selling Price per Ton Shipped
	2015	2014	Year- Over-Year Change	Year-Over-Year Change
Carbon steel	1,471	1,577	-6.7%	-8.5%
Aluminum	190	194	-2.1%	-1.0%
Stainless steel	228	243	-6.2%	-10.0%

	Net Sales (Dollars in millions)
	2015	2014	Year-Over-Year Change
Carbon steel	$1,621	$1,900	-14.7%
Aluminum	755	779	-3.1%
Stainless steel	732	867	-15.6%

Earnings Call Information

The company will host a conference call to discuss its fourth quarter 2015 results on Thursday, March 10, at 10 a.m. Eastern time. Participants may access the conference call by dialing 800-768-6569 (U.S., Canada) and 785-830-7992 (International) and using conference ID 9840285. The call will also be broadcast live in the Investor Relations section of the company’s Internet site, ir.ryerson.com. A replay will be available on the site for 90 days.

About Ryerson

Ryerson is a processor and distributor of metals with operations in the United States, Mexico, Canada, China and Brazil. The company serves a variety of industries, including customers making products or equipment for the commercial ground transportation, metal fabrication and machine shops, industrial machinery and equipment, consumer durables, HVAC, construction, food processing and agriculture, as well as oil and gas industries. Founded in 1842, Ryerson is headquartered in the United States and employs approximately 3,600 employees in approximately 90 locations.

Visit Ryerson at www.ryerson.com.

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are: the cyclicality of our business; the highly competitive and fragmented market in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; work stoppages; obligations regarding certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals producer industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and in our other filings with the Securities and Exchange Commission.

Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

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RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Selected Income and Cash Flow Data - Unaudited

(Dollars and Shares in Millions, except Per Share and Per Ton Data)

	Fourth Quarter		Third Quarter 2015	Year Ended December 31,
	2015	2014		2015	2014

NET SALES	$668.8	$868.4	$790.0	$3,167.2	$3,622.2

Cost of materials sold	567.2	726.2	639.7	2,599.5	3,028.4

Gross profit	101.6	142.2	150.3	567.7	593.8

Warehousing, delivery, selling, general and administrative (1)	107.4	117.1	112.8	450.8	509.2
Restructuring and other charges	2.5	—	—	2.5	—
Gain on sale of assets	(1.9)	(0.5)	—	(1.9)	(1.8)
Impairment charges on assets	5.8	—	0.5	7.7	—

OPERATING PROFIT (LOSS)	(12.2)	25.6	37.0	108.6	86.4

Other income and (expense), net (2)	0.3	2.3	1.2	(10.4)	(5.9)
Interest and other expense on debt (3)	(21.8)	(24.6)	(25.4)	(96.3)	(107.4)

INCOME (LOSS) BEFORE INCOME TAXES	(33.7)	3.3	12.8	1.9	(26.9)

Provision (benefit) for income taxes	(12.4)	(1.4)	6.1	3.7	(0.7)

NET INCOME (LOSS)	(21.3)	4.7	6.7	(1.8)	(26.2)

Less: Net loss attributable to noncontrolling interest	(0.8)	(0.1)	—	(1.3)	(0.5)

NET INCOME (LOSS) ATTRIBUTABLE TO RYERSON HOLDING	$(20.5)	$4.8	$6.7	$(0.5)	$(25.7)

EARNINGS (LOSS) PER SHARE

Basic and diluted	$(0.64)	$0.15	$0.21	$(0.02)	$(1.01)

Shares outstanding - basic and diluted	32.1	32.0	32.1	32.1	25.4

Supplemental Data :

Tons shipped (000)	441	471	492	1,897	2,024
Shipping days	61	61	64	252	252

Average selling price/ton	$1,517	$1,844	$1,606	$1,670	$1,790
Gross profit/ton	230	302	305	299	293
Operating profit/ton	(28)	54	75	57	43

LIFO expense (income), net per ton	24	1	(43)	(31)	21

LIFO expense (income), net	$10.8	$0.3	$(21.3)	$(59.5)	$42.3

Depreciation and amortization expense	9.8	11.6	11.7	43.7	45.6

Cash flow from operating activities	66.5	(38.6)	29.7	259.1	(73.3)
Capital expenditures	—	(7.9)	(9.6)	(22.3)	(21.6)

(1)	The year ended December 31, 2014 includes a $25.0 million charge to terminate the advisory services agreement with Platinum Equity Adviors, LLC in connection with our initial public offering on August 13, 2014. The year ended December 31, 2014 also includes the recognition of $7.7 million of transaction-related compensation expense associated with the initial public offering.
(2)	The year ended December 31, 2015 includes an other-than-temporary impairment charge of $12.3 million in the first quarter of 2015 related to our investment in one available-for-sale security. The year ended December 31, 2014 includes $11.2 million of expense related to the premium paid to redeem $99.5 million of our 11.25% Senior Notes.
(3)	The year ended December 31, 2015 includes a $2.9 million write off of debt issuance costs associated with our prior credit facility upon entering into a new revolving credit facility on July 24, 2015. The year ended December 31, 2014 includes a non-cash charge of $1.2 million to write-off unamortized debt issuance costs related to the redemption of our 11.25% Senior Notes.

See Schedule 1 for Condensed Consolidated Balance Sheets

See Schedule 2 for EBITDA and Adjusted EBITDA reconciliation.

See Schedule 3 for EPS reconciliation.

Schedule 1

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Balance Sheets

(In millions, except shares)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$63.2	$60.0
Restricted cash	1.2	2.0
Receivable, less provision for allowances, claims and doubtful accounts of $5.2 in 2015 and $5.3 in 2014	305.7	400.8
Inventories	555.8	738.9
Prepaid expenses and other current assets	32.8	39.7

Total current assets	958.7	1,241.4

Property, plant and equipment, at cost	654.5	654.5
Less: accumulated depreciation	254.2	226.3

Property, plant and equipment, net	400.3	428.2

Deferred income taxes	31.8	27.4
Other intangible assets	46.2	50.9
Goodwill	103.2	102.7
Deferred charges and other assets	16.0	22.0

Total assets	$1,556.2	$1,872.6

Liabilities
Current liabilities:
Accounts payable	$206.3	$220.8
Salaries, wages and commissions	26.3	45.1
Other accrued liabilities	52.0	51.9
Short-term debt	22.0	66.6
Current portion of deferred employee benefits	9.1	11.1

Total current liabilities	315.7	395.5

Long-term debt	1,012.5	1,192.5
Deferred employee benefits	327.7	385.2
Taxes and other credits	41.1	22.9

Total liabilities	1,697.0	1,996.1

Redeemable noncontrolling interest	0.1	1.0

Equity
Ryerson Holding Corporation stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 7,000,000 shares authorized and no shares issued at 2015 and 2014	—	—
Common stock, $0.01 pare value; 100,000,000 shares authorized; 32,312,200 and 32,250,000 shares issued at 2015 and 2014, respectively	0.3	0.3
Capital in excess of par value	302.6	302.0
Accumulated deficit	(130.9)	(130.4)
Treasury stock, at cost - Common stock of 212,500 shares in 2015 and 2014	(6.6)	(6.6)
Accumulated other comprehensive loss	(307.0)	(291.4)

Total Ryerson Holding Corporation Stockholders’ Equity (Deficit)	(141.6)	(126.1)

Noncontrolling interest	0.7	1.6

Total Equity (Deficit)	(140.9)	(124.5)

Total Liabilities and Stockholders’ Equity	$1,556.2	$1,872.6

Schedule 2

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliations of Net Income (Loss) Attributable to Ryerson Holding Corporation to EBITDA and Gross profit to Gross profit excluding LIFO

(Dollars in millions)

	Fourth Quarter		Third Quarter 2015	Year Ended December 31,
	2015	2014		2015	2014

Net income (loss) attributable to Ryerson Holding Corporation	$(20.5)	$4.8	$6.7	$(0.5)	$(25.7)
Interest and other expense on debt	21.8	24.6	25.4	96.3	107.4
Provision (benefit) for income taxes	(12.4)	(1.4)	6.1	3.7	(0.7)
Depreciation and amortization expense	9.8	11.6	11.7	43.7	45.6

EBITDA	$(1.3)	$39.6	$49.9	$143.2	$126.6
Gain on sale of assets	(1.9)	(0.5)	—	(1.9)	(1.8)
Gain on insurance settlement	(0.5)	(0.4)	—	(0.5)	(0.4)
Gain on litigation settlement	(3.9)	—	—	(3.9)	—
Reorganization	4.7	2.3	1.3	9.7	5.4
Advisory services fee	—	—	—	—	28.3
Foreign currency transaction gains	(0.3)	(2.4)	(0.1)	(1.5)	(5.3)
(Gain) loss on retirement of debt	—	—	(1.0)	(0.3)	11.2
Impairment charges on assets	5.8	—	0.5	20.0	—
Purchase consideration and other transaction costs	0.6	1.1	0.5	3.7	11.2
Other adjustments	0.2	0.1	(0.1)	—	—

Adjusted EBITDA	$3.4	$39.8	$51.0	$168.5	$175.2

Adjusted EBITDA	$3.4	$39.8	$51.0	$168.5	$175.2
LIFO expense (income), net	10.8	0.3	(21.3)	(59.5)	42.3

Adjusted EBITDA, excluding LIFO expense (income), net	$14.2	$40.1	$29.7	$109.0	$217.5

Net sales	$668.8	$868.4	$790.0	$3,167.2	$3,622.2

Adjusted EBITDA, excluding LIFO expense (income), net, as a percentage of net sales	2.1%	4.6%	3.8%	3.4%	6.0%

Gross profit	$101.6	$142.2	$150.3	$567.7	$593.8
LIFO expense (income), net	10.8	0.3	(21.3)	(59.5)	42.3

Gross profit, excluding LIFO expense (income), net	$112.4	$142.5	$129.0	$508.2	$636.1

Gross margin, excluding LIFO expense (income), net	16.8%	16.4%	16.3%	16.0%	17.6%

Note:	EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, impairment charges on assets, reorganization expenses and the payment of management fees. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), net, to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, targets. We also use EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), net, which is calculated as gross profit plus LIFO expense (or minus LIFO income), net, divided by net sales. We have excluded LIFO expense (income), net from the gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), net, gross margin, excluding LIFO expense (income), net, and Adjusted EBITDA, excluding LIFO expense (income), net, as a percentage of sales may differ from that of other companies.

Schedule 3

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliation of Net Income (Loss) and Earnings (Loss) per Share Excluding Impairment Charges on Assets and IPO-related Charges

(Dollars and Shares in Millions, Except Per Share Data)

	Fourth Quarter		Third Quarter 2015	Year Ended December 31,
	2015	2014		2015	2014

Net income (loss) attributable to Ryerson Holding Corporation	$(20.5)	$4.8	$6.7	$(0.5)	$(25.7)

Impairment charges on assets and IPO-related charges to exclude:
Impairment charges on assets	5.8	—	0.5	20.0	—
Advisory services termination fee	—	—	—	—	25.0
Transaction-related compensation expense	—	—	—	—	7.7
Loss on retirement of debt	—	—	—	—	11.2
Write-off of unamortized debt issuance costs	—	—	—	—	1.2
Benefit for income taxes	(0.1)	—	(0.1)	(5.2)	(7.8)

Net income (loss) attributable to Ryerson Holding Corporation, excluding impairment charges on assets and IPO-related charges	$(14.8)	$4.8	$7.1	$14.3	$11.6

Earnings (loss) per share, excluding impairment charges on assets and IPO-related charges - basic and diluted	$(0.46)	$0.15	$0.22	$0.45	$0.46

Shares outstanding - basic and diluted	32.1	32.0	32.1	32.1	25.4

Note:	Net income (loss) and Earnings (loss) per share excluding impairment charges on assets and IPO-related charges is presented to provide a means of comparison with periods that do not include impairment charges on assets and IPO-related charges.